UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 25, 2025

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 N. Commerce Parkway, Suite 208, Weston, Florida		33326
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(754) 231-1688

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 25, 2025, the OTC Markets Group notified ZyVersa Therapeutics, Inc. (the “Company”) that its common stock has been approved for quotation on the OTCQB Venture Market (“OTCQB”). The Company expects that trading of the Company’s common stock on OTCQB will commence at the open of trading on July 28, 2025, under its current trading symbol “ZVSA.”

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s expectation that its common stock will commence trading on the OTCQB® market tier. These statements reflect management’s current beliefs and assumptions and are subject to a number of other factors that may cause actual results to differ materially. These forward-looking statements speak only as of the date of this report or as of the date to which they refer, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2025	ZYVERSA THERAPEUTICS, INC.

/s/ Stephen Glover
Stephen Glover
Chief Executive Officer